                                                                    EXHIBIT 8.1


                         [FULBRIGHT & JAWORSKI L.L.P.]


                                 April 26, 1999


The Men's Wearhouse
5803 Glenmont
Houston, Texas  77081

Gentlemen:

         You have requested our opinion concerning certain United States federal income tax consequences of the proposed merger (the "MERGER") of TMW Combination Company, a Georgia corporation ("COMBINATION COMPANY") and wholly owned subsidiary of The Men's Wearhouse, Inc., a Texas corporation ("TMW"), with and into K&G Men's Center, Inc., a Georgia corporation ("COMPANY"), pursuant to the Agreement and Plan of Merger, dated as of March 3, 1999 as amended by agreement dated as of March 30, 1999 (the "MERGER AGREEMENT"), by and among Company, Combination Company, and TMW.

         Descriptions of the parties and the Merger and related transactions are set forth in the Joint Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 5, 1999 as amended by an amendment filed April 26, 1999 (the "REGISTRATION STATEMENT").

         TMW and Company have represented to us that the information contained in the Merger Agreement and in the Registration Statement, is true, accurate and complete and will be true, accurate and complete as of the effective time of the Merger. In connection with this opinion we have reviewed the Merger Agreement, and TMW and Company have represented to us that the Merger and related transactions will be carried out in accordance with the terms and provisions thereof.

                            SUMMARY OF TRANSACTIONS

         Pursuant to the Merger Agreement, at the effective time Combination Company will be merged with and into Company pursuant to the provisions of and with the effect provided in the Business Corporation Code of the State of Georgia. Company will be the surviving corporation resulting from the Merger. In the Merger, Company will succeed to all of the assets of Combination Company.

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The Men's Wearhouse
April 26, 1999
Page 2


         At the effective time of the Merger, the issued and outstanding capital stock of Company will consist solely of shares of common stock, $.01 par value ("COMPANY STOCK"). In the Merger, each share of Company Stock not owned by Company, TMW, Combination Company or any wholly owned subsidiary of Company, TMW or Combination Company, will be converted into the right to receive a number of shares of voting common stock, $.01 par value, of TMW ("TMW STOCK") based upon a formula provided in the Merger Agreement.

         Pursuant to the Merger Agreement, cash will be paid in lieu of any fractional shares of TMW Stock. Apart from the cash paid in lieu of fractional shares, the consideration paid to Company shareholders for their Company Stock will consist solely of TMW Stock.

         The Merger Agreement provides that the parties intend the Merger to constitute a reorganization, within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). Further, TMW and Company have made certain representations to us in certificates dated the same date as this opinion. Copies of those certificates are attached hereto as Exhibit A.

                                    OPINION

         Based upon the foregoing and such legal considerations as we deem relevant, it is our opinion that for United States federal income tax purposes:

         1.  The Merger will qualify as a reorganization within the meaning of section 368(a) of the Code;

         2. TMW and Company will each be a party to the reorganization within the meaning of section 368(b) of the Code; and

         3. No gain or loss will be recognized by TMW or Company as a result of the Merger.

                         LIMITATIONS AND QUALIFICATIONS

         This opinion is based on statutes, regulations promulgated thereunder, and governmental rulings and court decisions published to date, all of which are subject to change by the Congress, governmental agencies, and the courts. Our opinion does not address all tax consequences applicable to the Merger and is limited to the conclusions set forth above, and no other opinions are expressed or implied. Moreover, our opinion is limited to the United States federal income tax consequences of the transactions described herein. Thus, for


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The Men's Wearhouse
April 26, 1999
Page 3


example, no opinion is expressed concerning any state, local, or foreign tax consequences of such transactions.

         The parties have not requested or received any advance ruling from the Internal Revenue Service (the "SERVICE") pertaining to the transactions described herein. Our opinion is not binding upon the Service or any court. Accordingly, the Service may challenge some or all of the conclusions set forth above in an audit of TMW or of one or more of the parties to the Merger. If such challenge occurs, it may be necessary to resort to administrative proceedings or litigation in an effort to sustain such conclusions, and there can be no assurance that such conclusions ultimately will be sustained.

         The opinions set forth above are based in part upon facts and representations concerning the transactions contained in the Merger Agreement, and upon the additional representations set forth in the certificates of TMW and Company, copies of which are attached hereto as Exhibit A. We have not made an independent investigation to determine the truth, accuracy or completeness of such facts and representations, and our opinion is conditioned on the truth, accuracy and completeness of such facts and representations and upon the assumption that they will be true, accurate and complete as of the effective time of the Merger.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the captions "The Merger and Related Transactions -- Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ FULBRIGHT & JAWORSKI L.L.P.

                                       Fulbright & Jaworski L.L.P.


Attachments

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                                                                      EXHIBIT A

                           THE MEN'S WEARHOUSE, INC.

                             OFFICER'S CERTIFICATE



         The undersigned, a duly authorized officer of The Men's Wearhouse, Inc., a Texas corporation ("TMW"), and acting as such, in connection with the opinion to be delivered by the law firm of Fulbright & Jaworski L.L.P. with respect to the proposed merger (the "MERGER") of TMW Combination Company, a Georgia corporation ("COMBINATION COMPANY") and a wholly owned subsidiary of TMW, with and into K&G Men's Center, Inc., a Georgia corporation ("COMPANY"), pursuant to the Agreement and Plan of Merger, dated as of March 3, 1999 as amended by agreement dated as of March 30, 1999 (the "AGREEMENT"), by and among TMW, Combination Company and Company, and recognizing that Fulbright & Jaworski L.L.P. will rely on this Officer's Certificate in delivering its opinion, hereby certifies that the undersigned is familiar with the transactions contemplated by, and the terms and provisions of, the Agreement, has personal knowledge of the matters covered by the representations made herein, and is authorized to make these representations on behalf of TMW, and the undersigned further certifies to the best knowledge and belief of the management of TMW as follows:

         1. The facts and other information contained in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission April 5, 1999 as amended by an amendment filed

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April 26, 1999 (the "REGISTRATION STATEMENT"), are true, accurate and complete, and will be true, accurate and complete at the effective time of the Merger
(the "EFFECTIVE TIME").

         2. The fair market value of the TMW stock and other consideration to be received by the Company's shareholders will be approximately equal to the fair market value of Company stock surrendered by such shareholders in exchange therefor.

         3. Prior to the Merger, TMW will be in control of Combination Company within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "CODE").

         4. Following the Merger, Company will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets and at least ninety percent (90%) of the fair market value of Combination Company's net assets and at least seventy percent (70%) of the fair market value of Combination Company's gross assets held immediately prior to the Merger, taking into account amounts paid by Company or Combination Company to dissenters, amounts paid by Company or Combination Company to shareholders who receive cash or other property, amounts used by Company or Combination Company to pay merger expenses, and any redemptions or distributions other than regular dividends.

         5. TMW has no plan or intention to (i) liquidate Company, (ii) merge Company with and into another entity with such other entity being the surviving entity, (iii) sell or otherwise dispose of the stock of Company except for transfers of stock to corporations controlled (within the meaning of section 368(c) of the Code) by TMW, (iv) cause or permit Company to issue additional shares of its capital stock that would result in TMW losing control (within the meaning of section 368(c) of the Code) of Company, (v) cause or permit Company to sell or otherwise dispose of any of its assets or any of the assets acquired from

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Combination Company, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by TMW, or (vi) reacquire any of its stock issued to the holders of Company stock pursuant to the Merger.

         6. Combination Company will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

         7. No person related to TMW within the meaning of Treasury Regulation section 1.368-1(e) has acquired (or has any plan or intention to acquire) any Company stock other than the acquisition of Company stock pursuant to the Merger.

         8. Following the Merger, Company will continue its "historic business" or use a "significant portion" of its historic business assets in a business, as such terms are used in Treasury Regulation section 1.368-1(d).

         9. TMW and Combination Company will each pay their respective expenses, if any, incurred in connection with the Merger, except that TMW and Company will share equally the registration fees and printing costs incurred in connection with filing and printing the Registration Statement.

         10. There is no intercorporate indebtedness existing between TMW and Company or between Combination Company and Company that was issued, acquired or will be settled at a discount.

         11. In the Merger, shares of Company stock representing control of Company, as defined in section 368(c) of the Code, will be exchanged solely for voting stock of TMW. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with TMW will be treated as outstanding Company stock on the date of the Merger.

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         12. TMW does not own, and has not owned during the past five years, any shares of the capital stock of Company.

         13. Neither TMW nor Combination Company is an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

         14. None of the compensation to be received by any shareholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of TMW stock to be received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         15. The payment of cash in lieu of fractional shares of TMW stock is solely for the purpose of avoiding the expense and inconvenience to TMW of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid instead of issuing fractional shares of TMW stock will not exceed one percent (1%) of the total consideration that will be issued pursuant to the Merger to the Company shareholders in exchange for their Company stock. The fractional share interests will be aggregated, and no Company shareholder will receive cash in an amount greater than the value of one (1) full share of TMW stock.

         16. Neither TMW nor Combination Company will take or omit to take any action (whether before, on or after the Effective Time) that would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code.

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         17. Following the Merger, TMW, Combination Company and Company will treat, record and account for the Merger as a reorganization under section 368(a) of the Code for all purposes, including, but not limited to, United States federal income tax purposes, and all financial accounting and regulatory purposes.

         18. The Merger and related transactions will be carried out in accordance with the terms of the Agreement, including any attachments or amendments thereto, and there are no other relevant agreements, arrangements or understandings relating to the Merger other than those described or referenced in the Agreement.

         19. TMW is authorized to make all of the representations made by it and set forth herein.

         I understand that (i) you will rely upon the above representations by us in connection with issuing your opinion, (ii) the representations in this Officer's Certificate are made as of the date hereof and as of the Effective Time, and (iii) you may disclose these representations in connection with issuing your opinion.

Dated: April 26, 1999.

                                       THE MEN'S WEARHOUSE, INC.



                                       By:   /s/ GARY G. CKODRE
                                          -------------------------------------
                                       Name: Gary G. Ckodre
                                            -----------------------------------
                                       Title: Vice President-Finance
                                             ----------------------------------

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                             K&G MEN'S CENTER, INC.

                             OFFICER'S CERTIFICATE

         The undersigned, a duly authorized officer of K&G Men's Center, Inc., a Georgia corporation ("COMPANY"), and acting as such, in connection with the opinion to be delivered by the law firm of Fulbright & Jaworski L.L.P. with respect to the proposed merger (the "MERGER") of TMW Combination Company, a Georgia corporation ("COMBINATION COMPANY") and a wholly owned subsidiary of The Men's Wearhouse, Inc., a Texas corporation ("TMW"), with and into Company, pursuant to the Agreement and Plan of Merger, dated as of March 3, 1999 as amended by agreement dated as of March 30, 1999 (the "AGREEMENT"), by and among TMW, Combination Company and Company, and recognizing that Fulbright & Jaworski L.L.P. will rely on this Officer's Certificate in delivering its opinion, hereby certifies that the undersigned is familiar with the transactions contemplated by, and the terms and provisions of, the Agreement, has personal knowledge of the matters covered by the representations made herein, and is authorized to make these representations on behalf of Company, and the undersigned further certifies to the best knowledge and belief of the management of Company as follows:

         1. The facts and other information contained in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission April 5, 1999 as amended by an amendment filed April 26, 1999 (the "REGISTRATION STATEMENT"), are true, accurate and complete, and will be true, accurate and complete at the effective time of the Merger (the "EFFECTIVE TIME").


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         2. The fair market value of the TMW stock and other consideration to be received by the Company's shareholders will be approximately equal to the fair market value of Company stock to be surrendered by such shareholders in exchange therefor.

         3. Following the Merger, Company will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Merger, taking into account amounts paid by Company to shareholders who receive cash or other property, amounts used by Company to pay merger expenses, and any redemptions or distributions made in connection with the Merger other than regular dividends.

         4. Prior to the Merger, (i) Company has not redeemed (and will not redeem) any Company stock and has not made (and will not make) any extraordinary distributions, within the meaning of Temporary Treasury Regulation section 1.368-1T(e)(1)(ii)(A), with respect thereto; and (ii) no person that is related to Company, within the meaning of Temporary Treasury Regulation section 1.368-1T(e)(2)(ii) has acquired (or will acquire) Company stock from any holder thereof.

         5. Company has no plan or intention to issue any additional shares of its stock that would result in TMW losing control of Company within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "CODE").

         6. Company and the shareholders of Company will each pay their respective expenses, if any, incurred in connection with the Merger, except that TMW and Company will share equally the registration fees and printing costs incurred in connection with filing and printing the Registration Statement.

                                      -2-

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         7. There is no intercorporate indebtedness existing between TMW and
Company or between Combination Company and Company that was issued, acquired, or will be settled at a discount.

         8. In the Merger, shares of Company stock representing control of Company, as defined in section 368(c) of the Code, will be exchanged solely for voting stock of TMW. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with TMW will be treated as outstanding Company stock on the date of the Merger.

         9. At the Effective Time, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect TMW's acquisition or retention of control of Company, as defined in section 368(c) of the Code.

         10. Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

         11. At the Effective Time, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

         12. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code. That is, Company is not a party to a case under Title 11 of the United States Code or to a receivership, foreclosure or similar proceeding in a federal or state court.

         13. Company will not take or omit to take any action (whether before, on or after the Effective Time) that would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code.

         14. The Merger and related transactions will be carried out in accordance with the terms of the Agreement, including any attachments or amendments thereto, and there are no other relevant agreements, arrangements or understandings relating to the Merger other than those described or referenced in the Agreement.

         15. Company is authorized to make all of the representations made by it and set forth herein.

         I understand that (i) you will rely upon the above representations by us in connection with issuing your opinion, (ii) the representations in this Officer's Certificate are made as of the date hereof and as of the Effective Time, and (iii) you may disclose these representations in connection with issuing your opinion.


         Dated: April 26, 1999.

                                       K&G MEN'S CENTER, INC.



                                       By:   /s/ JOHN C. DANCU
                                          -------------------------------------
                                       Name:   John C. Dancu
                                            -----------------------------------
                                       Title:  Chief Operating Officer
                                             ----------------------------------

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